EXHIBIT 4.20

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of March 23, 2017, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Unsecured Indenture (the “Guarantors”), Cheyenne Data Center L.L.C., a Colorado limited liability company (the “Supplemental Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Unsecured Indenture referred to below.

RECITALS

WHEREAS, the Company, the guarantors listed on the signature pages thereto and the Trustee entered into that certain Unsecured Indenture, dated as of July 27, 2016 (the “Unsecured Indenture”), relating to the 6⅝% Senior Unsecured Notes due 2026 of the Company in original principal amount of $750,000,000 (the “Unsecured Notes”);

WHEREAS, the Company has formed a new Wholly Owned Subsidiary, the Supplemental Guarantor;

WHEREAS, the Supplemental Guarantor is a Restricted Subsidiary of the Company; and

WHEREAS, pursuant to Section 4.13 of the Unsecured Indenture, the Supplemental Guarantor is required to become a Guarantor under the Unsecured Indenture; and

AGREEMENT

NOW, THEREFORE, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. The Supplemental Guarantor shall be a Guarantor under the Unsecured Indenture and be bound by the terms thereof applicable to Guarantors and shall deliver an executed Guarantee pursuant to Section 10.02.

Section 2. This Supplemental Indenture is an amendment supplemental to the Unsecured Indenture, and the Unsecured Indenture and this Supplemental Indenture will henceforth be read together.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES COMMUNICATIONS, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS FINANCE CORP.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS REAL ESTATE, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS-INDIA VSAT, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary
HNS-SHANGHAI, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS LICENSE SUB, LLC,
as a Guarantor

By: Hughes Network Systems, LLC, its Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President